Exhibit 99.1

California Pizza Kitchen Announces Financial Results For The Fourth Quarter And Fiscal Year Ended January 2, 2005 And Reiterates Comfort with 2005 Guidance of $1.11 to $1.13

    LOS ANGELES--(BUSINESS WIRE)--Feb. 3, 2005--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and earnings for the fourth quarter and fiscal year ended January 2, 2005. Highlights for the fourth quarter of 2004 relative to the same quarter last year were as follows:

    --  Total revenues up approximately 19.9% to $115.2 million

    -- Comparable store sales increase of 7.7% on an 18 month basis and 6.3% on a 12 month basis

    -- Net income of $6.2 million or $0.32 per fully diluted share compared to net income of $4.4 million or $0.23 per fully diluted share in the same quarter last year

    Highlights for the 2004 53-week fiscal year relative to the 2003 52-week fiscal year were as follows:

    --  Total revenues up approximately 17.4% to $422.5 million

    -- Comparable store sales increase of 8.0% on an 18 month basis and 6.9% on a 12 month basis

    -- Net income of $17.7 million or $0.92 per fully diluted share compared to net income of $8.0 million or $0.42 per fully diluted share for the prior period

    -- Net income before legal settlement reserve, accelerated depreciation, store closure costs, severance and impairment charges of $20.7 million or $1.07 per fully diluted share compared to $0.89 in the prior period

    The Company did not record any non-operating charges during the fourth quarter of 2004 compared to the impairment and severance charges of $2.1 million during the fourth quarter of 2003. Fiscal year 2004 included $1.3 million in legal settlement reserve, $1.1 million in accelerated depreciation and $2.7 million in store closure costs compared to $14.7 million and $1.2 million related to impairment and severance charges, respectively, in fiscal year 2003.
    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated "We ended 2004 on very solid ground, with revenue and earnings exceeding our most recent guidance. Our continued focus on business and operational improvements, together with the introduction of new menu items, enabled us to leverage performance at all levels and has strengthened CPK for the long term."
    Fourth quarter average weekly sales for the Company's 138 full service restaurants increased 7.3% to $58,499 compared to $54,496 for the same quarter last year. Average weekly sales for the three months ended January 2, 2005 for the 18 and 22 restaurants in the Classes of 2002 and 2003, respectively, were $52,060 and $40,801, compared to $47,148 and $42,805 in the fourth quarter of 2003, respectively. Average weekly sales for the three months ended January 2, 2005 for the 4 restaurants in the Class of 2004 was $57,885.
    Rosenfield and Flax concluded, "Our corporate culture has been further invigorated by our alignment of strategic goals, enhanced financial performance-based incentives and increased focus on accountability. This emphasis allowed us to deliver operational momentum and measured improvement throughout 2004, and we fully intend the same discipline to impact our development pipeline and new-restaurant openings as we focus on 2005. We feel confident we have the right team and strategy in place and believe that CPK has never been better positioned in the marketplace."
    During the fourth quarter of 2004 the Company opened two new restaurants in Orem, Utah and Rancho Cucamonga, California and completed a "new prototype remodel" on one existing restaurant.
    The Company also reiterated guidance for 2005 based on the following assumptions:

    --  Restaurant revenue growth of approximately 9.0% to 10.0%

    --  Eighteen month comparable sales growth of approximately 3.5%
        to 4.5%

    -- Eight to ten new units to be opened in the first half of the year, with no less than 15 new full service restaurants for 2005

    -- No less than two new ASAP restaurants in 2005, one opening in the second quarter and one in the fourth quarter

    --  Earnings per fully diluted share of $1.11 to $1.13

    For the first quarter of 2005, the Company expects to add a minimum of five new restaurants and remodel one restaurant. The pre-opening costs associated with new restaurant openings are expected to be no less than $1.1 million in the first quarter compared to $64,000 in the same quarter last year. These activities, together with anticipated 18 month comparable sales growth of 5.5% to 6.5%, are expected to result in earnings per fully diluted share in the range of $0.18 to $0.19.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, appetizers, soups and sandwiches. The average guest check is approximately $11.96. The chain operates, licenses or franchises 172 restaurants as of February 3, 2005, of which 142 are company-owned and 30 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



     Selected Unaudited Consolidated Financial and Operating Data
    (Dollars in thousands, except for per share and operating data)

                                   Quarter Ended       Year Ended
                                 Jan. 2,  Dec. 28,  Jan. 2,  Dec. 28,
                                  2005      2003      2005     2003
                                --------- -------- --------- ---------
 Statement of Operations Data
 Revenues:
 Restaurant sales               $114,027  $94,879  $418,799  $356,260
 Franchise and other revenues      1,126    1,190     3,653     3,627
                                --------- -------- --------- ---------
 Total revenues                  115,153   96,069   422,452   359,887

 Costs and expenses:
 Cost of sales                    28,572   23,884   103,813    87,806
 Labor                            40,795   34,650   152,949   129,702
 Direct operating and occupancy   23,140   20,084    87,874    73,949
                                --------- -------- --------- ---------
 Total restaurant operating
  costs                           92,507   78,618   344,636   291,457

 General and administrative        8,195    5,755    28,097    21,488
 Depreciation and amortization     5,145    4,491    20,277    17,578
 Pre-opening costs                   450      970       714     4,019
 Severance charge                      -      401         -     1,221
 Loss on impairment of property
  and
 equipment                             -    1,746         -    14,725
 Store closure costs                   -        -     2,700         -
 Legal settlement reserve              -        -     1,333         -

                                --------- -------- --------- ---------
 Operating income                  8,856    4,088    24,695     9,399

 Other income (expense):
 Interest income                     197       73       571       317
 Equity in net loss of
  unconsolidated
 joint venture                       (34)     (74)     (143)     (349)
                                --------- -------- --------- ---------
 Total other income (expense)        163       (1)      428       (32)
                                --------- -------- --------- ---------

 Income before income tax
  provision                        9,019    4,087    25,123     9,367
 Income tax provision (benefit)    2,793     (329)    7,396     1,411
                                --------- -------- --------- ---------
 Net income                       $6,226   $4,416   $17,727    $7,956
                                ========= ======== ========= =========
 Net income per common share:
 Basic                             $0.32    $0.23     $0.93     $0.42
 Diluted                           $0.32    $0.23     $0.92     $0.42

 Shares used in computing net
  income per common share (in
  thousands):

 Basic                            19,168   18,931    19,125    18,867
 Diluted                          19,435   19,019    19,267    19,027

 Operating Data:
 Restaurants open at end of
  period                             171      168       171       168
 Company-owned restaurants open
  at
 end of period                       141      137       141       137
 Average weekly company-owned
  full
 service restaurant sales        $58,499  $54,496   $57,509   $54,896
 12 month comparable company-
  owned
 restaurant sales increase           6.3%     2.8%      6.9%      2.5%
 18 month comparable company-
  owned
 restaurant sales increase           7.7%     4.0%      8.0%      3.4%



                                       Quarter Ended     Year Ended
                                      Jan. 2, Dec. 28, Jan. 2, Dec.28,
                                        2005   2003     2005    2003
                                       ------ ------   ------ ------
 Statement of Operations Percentages (1)
 Revenues:
 Restaurant sales                        99.0 % 98.8 %  99.1 % 99.0 %
 Franchise and other revenues             1.0    1.2     0.9    1.0
                                        ------ ------  ------ ------
 Total revenues                         100.0  100.0   100.0  100.0

 Costs and expenses:
 Cost of sales                           25.1   25.2    24.8   24.6
 Labor                                   35.8   36.5    36.5   36.4
 Direct operating and occupancy          20.3   21.2    21.0   20.8
                                        ------ ------  ------ ------
 Total restaurant operating costs        81.1   82.9    82.3   81.8

 General and administrative               7.1    6.0     6.7    6.0
 Depreciation and amortization            4.5    4.7     4.8    4.9
 Pre-opening costs                        0.4    1.0     0.2    1.1
 Severance charge                           -    0.4       -    0.3
 Loss on impairment of property and
 equipment                                  -    1.8       -    4.1
 Store closure costs                        -      -     0.6      -
 Legal settlement reserve                   -      -     0.3      -

                                        ------ ------  ------ ------
 Operating income                         7.7    4.3     5.8    2.6

 Other income (expense):
 Interest income                          0.2    0.1     0.1    0.1
 Equity in net loss of unconsolidated
 joint venture                              -   (0.1)      -   (0.1)
                                        ------ ------  ------ ------
 Total other income (expense)             0.1      -     0.1      -
                                        ------ ------  ------ ------

 Income before income tax provision       7.8    4.3     5.9    2.6
 Income tax provision (benefit)           2.4   (0.3)    1.8    0.4
                                        ------ ------  ------ ------
 Net income                               5.4 %  4.6 %   4.2 %  2.2 %
                                        ====== ======  ====== ======


(1) Percentages are expressed as a percentage of total revenues, except for restaurant costs and expenses, which are expressed as a percentage of restaurant sales.


            Selected Consolidated Balance Sheet Information
                        (Dollars in thousands)

 Selected Consolidated Balance Sheet Information
                                              January 2,  December 28,
                                                  2005        2003
                                               ---------   ----------

 Cash and cash equivalents                        $17,719    $15,877
 Marketable securities                             26,415     18,904
 Total assets                                     211,489    185,585
 Shareholders' equity                             168,850    146,113



                    California Pizza Kitchen, Inc.
                             Units Summary


                          Total Units at                Total Units at
 Third Quarter 2004        Sep 26, 2004   Opened Closed  Jan. 2, 2005
 ---------------------------------------- ------ ------  ------------
 Company owned full service
  domestic                      136          2    1(a)        137
 Company owned ASAP domestic      4          -    -             4
 Franchised domestic             20          -    -            20
 Franchised international         9          1    -            10
                            -------------- ----- ------  -------------
 Total                          169          3    1           171
                            -------------- ----- ------  -------------

(a) Closed last day of fiscal year, January 2, 2005


To aid in a full understanding of our performance, we provide full service restaurant class operating data for the 94 stores opened prior to 2002 (Pre-2002), the 18 stores opened in 2002 (Class of 2002), the 22 stores opened in 2003 (Class of 2003) and the four stores opened in 2004 (Class of 2004).



                   California Pizza Kitchen, Inc.
                      Supplemental Information

                                                (,000)
                           Weekly   (,000)     Restaurant  Restaurant
 Fourth Quarter     # of    Sales  Restaurant  Operating   Operating
  2004              Stores Average   Sales    Margin (1)  Margin % (2)
 ---------------------------------------------------------------------

 Pre-2002
 Q4, 2004              94  63,917     83,741     17,778       21.2%
 Q4, 2003              94  58,341     71,818     14,278       19.9%
 Year over year change        9.6%      16.6%      24.5%       130 bps
 Q3, 2004              94  64,731     78,436     15,864       20.2%

 Class of 2002
 Q4, 2004              18  52,060     13,119      2,028       15.5%
 Q4, 2003              18  47,148     11,033      1,334       12.1%
 Year over year change       10.4%      18.9%      52.0%       340 bps
 Q3, 2004              18  50,899     11,896      1,473       12.4%

 Class of 2003
 Q4, 2004              22  40,801     12,555      1,138        9.1%
 Q4, 2003              22  42,805     11,038        560        5.1%
 Year over year change       -4.7%      13.7%     103.2%       400 bps
 Q3, 2004              22  43,120     12,332      1,001        8.1%

 Class of 2004
 Q4, 2004               4  57,885      2,911        351       12.1%
 Q3, 2004               2  54,462      1,136         22        1.9%

 Total full
  service
 Q4, 2004             138  58,499    112,326     21,295       19.0%
 Q4, 2003             134  54,496     93,888     16,172       17.2%
 Year over year change        7.3%      19.6%      31.7%       180 bps
 Q3, 2004             136  59,237    103,800     18,360       17.7%



                                                (,000)
                           Weekly   (,000)     Restaurant  Restaurant
Fiscal Year         # of    Sales  Restaurant  Operating   Operating
  2004              Stores Average   Sales       Margin     Margin %
 ---------------------------------------------------------------------

 Pre-2002
 YTD, 2004             94  62,983    312,703     63,721       20.4%
 YTD, 2003             94  57,644    286,780     58,520       20.4%
 Year over year change        9.3%       9.0%       8.9%         - bps

 Class of 2002
 YTD, 2004             18  49,721     47,420      6,163       13.0%
 YTD, 2003             18  46,696     43,707      5,053       11.6%
 Year over year change        6.5%       8.5%      22.0%       140 bps

 Class of 2003
 YTD, 2004             22  40,744     47,496      3,101        6.5%
 YTD, 2003             22  43,274     22,330      1,053        4.7%
 Year over year change       -5.8%     112.7%     194.5%       180 bps

 Class of 2004
 YTD, 2004              4  55,387      5,380        601       11.2%

 Total full
  service
 YTD, 2004            138  57,509    412,999     73,586       17.8%
 YTD, 2003            134  54,896    352,817     64,626       18.3%
 Year over year change        4.8%      17.1%      13.9%       (50)bps

(1) Restaurant operating margin is defined as restaurant sales less restaurant operating costs.

(2) Restaurant operating margin percentages are expressed as a percentage of restaurant sales.


The following reconciliation of net income is provided to assist the reader with understanding the financial impact of the accelerated depreciation, severance charge, store closure costs, impairment charges and legal settlement reserve during the quarter and year (unaudited, in thousands, except per share data):


                                   Quarter Ended      Year Ended
                                  Jan. 2, Dec. 28,  Jan. 2,  Dec. 28,
                                    2005    2003     2005     2003
                                  -------  ------- -------- --------

 Net income as reported            $6,226  $4,416  $17,727   $7,956
 Accelerated depreciation               -       -    1,089        -
 Severance charge                       -     401        -    1,221
 Store closure costs                    -       -    2,700        -
 Impairment of property, plant and
  equipment                             -   1,746        -   14,725
 Legal settlement reserve               -       -    1,333        -
 Income tax benefit                     -  (2,387)  (2,182)  (6,942)
                                   ------- ------- -------- --------
 Net income excluding severance,
  accelerated depreciation, store
  closures and impairment charges  $6,226  $4,176  $20,667  $16,960
                                   ======= ======= ======== ========

 Basic net income per common share:
 Net income                         $0.32   $0.23    $0.93    $0.42
 Accelerated depreciation               -       -     0.06        -
 Severance charge                       -    0.02        -     0.07
 Store closure costs                    -       -     0.14        -
 Impairment of property, plant and
  equipment                             -    0.09        -     0.78
 Legal settlement reserve               -       -     0.07        -
 Income tax benefit                     -   (0.12)   (0.12)   (0.37)
                                   ------- ------- -------- --------
 Basic net income excluding
  severance, accelerated depreciation,
  store closures and impairment
  charges, per common share         $0.32   $0.22    $1.08    $0.90
                                   ======= ======= ======== ========


 Diluted net income per common
  share:
 Net income                         $0.32   $0.23    $0.92    $0.42
 Accelerated depreciation               -       -     0.06        -
 Severance charge                       -    0.02        -     0.06
 Store closure costs                    -       -     0.14        -
 Impairment of property, plant and
  equipment                             -    0.09        -     0.77
 Legal settlement reserve               -       -     0.07        -
 Income tax benefit                     -   (0.12)   (0.12)   (0.36)
                                   ------- ------- -------- --------
 Diluted net income excluding
  severance, accelerated
  depreciation, store closures
  and impairment charges, per
  common share                      $0.32   $0.22    $1.07    $0.89
                                   ======= ======= ======== ========


    CONTACT: California Pizza Kitchen
             Sarah Grover (Media) or Sue Collyns (Investors)
             310-342-5000